EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

Cawley, Gillespie & Associates, Inc., hereby consents to (i) the use of the oil and gas reserve information in the Concho Resources Inc. Securities and Exchange Commission Form 10-K for the year ending December 31, 2015 and in the Concho Resources Inc. annual report for the year ending December 31, 2015, based on the reserve report dated January 20, 2016, prepared by Cawley, Gillespie & Associates, Inc. and (ii) inclusion of our summary report dated January 20, 2016 included in the Form 10-K to be filed on or about February 25, 2016 as Exhibit 99.2.

We hereby further consent to the incorporation by reference in the Registration Statements on (i) Form S-8 (file no. 333-145791, effective August 30, 2007), (ii) Form S-8 (file no. 333-182046, effective June 11, 2012), (iii) Form S-8 (file no. 333-204765, effective June 5, 2015) and (iv) Form S-3 (file no. 333-206172, effective August 6, 2015) of such information.

                                                                                                CAWLEY, GILLESPIE & ASSOCIATES, INC.

                                                                                                J. Zane Meekins, P.E.

                                                                                                Executive Vice President

Fort Worth, Texas

February 25, 2016